I. MARKET UPDATE Confidential – For Discussion Purposes Exhibit (c)(v)

$81.75
$83.60
$84.68
$85.31
$85.98
$86.87
$-
$20.00
$40.00
$60.00
$80.00
$100.00
2010 2011 2012 2013 2014 2015
$4.37
$5.36
$5.76
$6.03
$6.31
$6.60
$-
$2.00
$4.00
$6.00
$8.00
2010 2011 2012 2013 2014 2015
$0.00
$2.00
$4.00
$6.00
$8.00
$10.00
$12.00
$14.00
$16.00
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015
Historical Forward Month Contract Foward Strip
$0.00
$20.00
$40.00
$60.00
$80.00
$100.00
$120.00
$140.00
$160.00
2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015
Historical Forward Month Contract Foward Strip
COMMODITY PRICE ENVIRONMENT
2
Natural Gas Avg. Forward Strip Prices ($/MMbtu)
Natural Gas Historical & Forward Strip ($/MMbtu)
Crude Oil Avg. Forward Strip Prices ($/bbl)
Crude Oil Historical & Forward Strip ($/bbl)
Source:  EIA and future price data is from INO.com as of March 25, 2010.
Henry Hub Natural Gas
April 2010 $3.977

0
500
1,000
1,500
2,000
2,500
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
0
20
40
60
80
100
120
140
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
0
500
1,000
1,500
2,000
2,500
Jan-90 Jan-93 Jan-96 Jan-99 Jan-02 Jan-05 Jan-08
Gas
Oil
0
500
1,000
1,500
2,000
2,500
Jan-02 Jan-03 Jan-04 Jan-05 Jan-06 Jan-07 Jan-08 Jan-09 Jan-10
Vertical
Directional/Horizontal
U.S. offshore rigs for 03/19/2010 were 51
Unchanged from one week ago
+8 from one year ago
U.S. RIG COUNT REVIEW
3
Total U.S. Offshore Rigs
Total U.S. Rig Count by Drilling Rig Type
Total U.S. Rig Count
Total U.S. Rig Count by Commodity
Source: Baker Hughes Incorporated as of March 19, 2010.
U.S. rigs for 03/19/2010 were  1,427
+20  from one week ago
+342 from one year ago
1,427
51
939
491
474
936

U.S. WORKING GAS STORAGE
Working gas in storage was
1,626 Bcf as of March 19,
2010, which is above the 5-
year average.
Net increase of 11 Bcf from
the previous week.
Stocks were 28 Bcf lower
than last year at this time
and 121 Bcf above the 5-year
average of 1,505 Bcf.
4
Source: EIA.
Weekly Natural Gas Storage
Working Gas Stocks (Bcf) Historical Comparisons
Year Ago (03/19/09) 5-Year (2005-2009) Average
Region 03/19/10 03/12/10 Change (Bcf) Stocks (Bcf) % Change Stocks (Bcf) % Change
East 760 770 -10 666 14.1% 696 9.2%
West 285 283 2 280 1.8% 228 25.0%
Producing 581 562 19 707 (17.8%) 581 0.0%
Total 1,626 1,615 11 1,654 (1.7%) 1,505 8.0%
0
500
1,000
1,500
2,000
2,500
3,000
3,500
4,000
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
BCF
Week  Number
US Working Gas Underground Storage
5 Year Range
5 Year Average (2005 - 2009)
2010

U.S. CRUDE STORAGE
Crude in storage increased
by 7.2 million barrels for the
week ending March 19
th
and
increased by 13.7 million
barrels since February 19
th
.
5
Source: EIA.
Weekly Crude Storage
0
50
100
150
200
250
300
350
400
1 3 5 7 9 11 13 15 17 19 21 23 25 27 29 31 33 35 37 39 41 43 45 47 49 51
Million Barrels
Week  Number
U.S. Crude Oil Ending Stocks Excluding SPR
5 Year Range
5 Year Average (2005 - 2009)
2010
Total Crude Oil Stocks (Thousand Barrels)
Region 02/12/10 02/19/10 02/26/10 03/05/10 03/12/10 03/19/10
PADD 1 13,101 12,258 11,822 12,068 11,784 12,743
PADD 2 81,313 80,895 81,427 81,678 82,002 83,073
PADD 3 177,901 180,070 181,824 182,400 182,026 185,993
PADD 4 15,449 15,417 15,292 15,656 15,999 16,253
PADD 5 46,739 48,897 51,206 51,201 52,204 53,198
Total U.S. 334,503 337,537 341,571 343,003 344,015 351,260

ENERGY EQUITY ISSUANCE BY TYPE

Annual Issuance by Subsector, 2002 - 2010 YTD
Monthly Issuance by Subsector, Mar08 - Mar10
Annual Issuance by Type, 2002 - 2010 YTD
Monthly Issuance by Type, Mar08 - Mar10
Source: Dealogic and company filings.
$ in Millions
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
2002 2003 2004 2005 2006 2007 2008 2009 2010
Convertible
Follow-On
IPO
$0
$5,000
$10,000
$15,000
$20,000
$25,000
$30,000
2002 2003 2004 2005 2006 2007 2008 2009 2010
CEF
MLPs
Oilfield Services
E&P
Integrated
R&M

2010 ENERGY EQUITY OFFERINGS

Q1-2010
20 TRANSACTIONS
$2.4 Billion Volume
Pricing Proceeds Deal % Change in Price
Date Issuer ($ mm) Subsector Type File/Offer Offer + 1 Offer + 30
03/16/10 Global Partners LP $89.0 MLP Follow-On (5.2%) 0.2% (2.9%)
03/16/10 Genesis Energy LP $147.3 MLP Follow-On (5.1%) 0.5% 0.5%
03/10/10 EQT Corp $550.0 E&P Follow-On (7.2%) (0.5%) (5.7%)
03/09/10 Far East Energy Corp $5.0 E&P Follow-On 7.5% (7.0%) (7.0%)
03/03/10 Pacific Asia Petroleum, Inc. $17.5 E&P Follow-On 2.9% (2.8%) (10.0%)
03/03/10 Copano Energy LLC $172.0 MLP Follow-On (4.5%) 0.9% 2.2%
02/10/10 Pacific Asia Petroleum, Inc. $20.0 E&P Follow-On 2.6% (2.5%) (2.5%)
02/09/10 Toreador Resources Corp $29.3 E&P Follow-On (16.7%) 2.4% 14.1%
02/09/10 EV Energy Partners LP $96.9 MLP Follow-On (4.8%) 3.3% 15.7%
02/03/10 Martin Midstream Partners LP $53.4 MLP Follow-On (5.5%) (6.0%) (1.1%)
02/01/10 Sunoco Logistics Partners LP $151.5 MLP Follow-On (3.1%) 3.1% (0.9%)
01/26/10 Sulphco Inc. $6.0 R&M Follow-On (15.0%) (2.0%) (2.0%)
01/26/10 Concho Resources, Inc. $228.6 E&P Follow-On (3.0%) 0.4% 9.5%
01/21/10 Aegean Marine Petroleum Network $147.1 R&M Follow-On 0.9% 3.2% (9.9%)
01/21/10 Vantage Drilling Company $44.7 OFS Follow-On (6.9%) 7.4% (12.8%)
01/20/10 Inergy LP $208.4 MLP Follow-On (3.4%) 1.2% (1.0%)
01/14/10 Rex Energy Corporation $84.5 E&P Follow-On (1.2%) 7.8% 16.7%
01/14/10 Berry Petroleum Co. $234.0 E&P Follow-On (5.3%) 0.5% (6.3%)
01/12/10 Legacy Reserves LP $99.8 MLP Follow-On (5.0%) 1.4% (1.1%)
01/12/10 TransMontaigne Partners LP $53.5 MLP Follow-On (5.0%) 1.5% (0.8%)
Source: Dealogic and company filings.

2009 ENERGY EQUITY OFFERINGS

Q3-2009
16 TRANSACTIONS
$2.4 Billion Volume
Q4-2009
29 TRANSACTIONS
$3.9 Billion Volume
Pricing Proceeds Deal % Change in Price
Date Issuer ($ mm) Subsector Type File/Offer Offer + 1 Offer + 30
12/16/09 Crimson Exploration Inc $100.0 E&P Follow-On (20.6%) (14.0%) (20.0%)
12/15/09 Cobalt International Energy Inc $958.2 E&P IPO (15.6%) (1.5%) 16.3%
12/14/09 Geokinetics Inc $38.9 OFS Follow-On (24.8%) (0.5%) 15.7%
12/10/09 US Energy Corp $26.3 E&P Follow-On (12.5%) (4.8%) 16.2%
12/08/09 Energy XXI Ltd $178.8 E&P Follow-On (15.6%) 0.0% 38.9%
12/08/09 Energy XXI Ltd $110.0 E&P Convertible 1.3% (16.7%) 15.8%
12/03/09 HyperDynamics Corp $6.5 E&P Follow-On 0.0% 0.0% 0.0%
12/01/09 Vanguard Natural Resources LLC $46.6 MLP Follow-On (4.3%) 0.6% 22.8%
12/01/09 SandRidge Energy Inc $244.3 E&P Follow-On (5.9%) 1.7% 6.2%
12/01/09 Kinder Morgan Energy Partners LP $295.8 MLP Follow-On (2.0%) (0.1%) 6.7%
11/30/09 Houston American Energy Corp $14.0 E&P Follow-On 1.7% (1.7%) 30.3%
11/24/09 GeoResources Inc $35.2 E&P Follow-On (10.5%) 15.7% 20.6%
11/17/09 Smith International Inc $742.0 OFS Follow-On (14.0%) 1.5% 2.6%
11/12/09 HyperDynamics Corp $1.5 E&P Follow-On (13.6%) 15.8% (5.3%)
11/12/09 Pioneer Drilling Co Ltd $25.8 OFS Follow-On (6.3%) 0.7% 3.7%
11/11/09 Magnum Hunter Resources Inc $6.8 E&P Follow-On 1.8% (1.7%) (13.3%)
11/11/09 Magnum Hunter Resources Inc $4.3 E&P Follow-On 1.8% (1.7%) (13.3%)
11/11/09 Pioneer Southwest Energy Partners LP $64.4 MLP Follow-On (4.4%) 3.2% 0.3%
11/10/09 NuStar Energy LP $301.6 MLP Follow-On (4.5%) 0.7% 1.8%
11/06/09 Magnum Hunter Resources Inc $3.8 E&P Follow-On (8.9%) 9.8% (2.4%)
11/06/09 CVR Energy Inc $68.6 R&M Follow-On (9.7%) (8.6%) (19.4%)
11/03/09 Holly Energy Partners LP $78.2 MLP Follow-On (5.1%) 1.2% 3.7%
10/30/09 Northern Oil & Gas Inc $59.3 E&P Follow-On 0.2% (0.2%) 2.0%
10/28/09 Superior Well Services Inc $72.5 OFS Follow-On (13.9%) 1.9% 20.0%
10/26/09 Kodiak Oil & Gas Corp. $26.4 E&P Follow-On (3.5%) 18.2% 13.6%
10/23/09 Warren Resources, Inc. $30.6 E&P Follow-On (14.2%) 0.0% (3.8%)
10/22/09 GMX Resources, Inc. $104.3 E&P Follow-On (8.3%) 1.3% (22.7%)
10/21/09 Brigham Exploration Co. $168.0 E&P Follow-On 2.2% 1.0% 0.0%
10/07/09 Linn Energy LLC $164.3 MLP Follow-On (5.4%) 4.1% 10.0%
09/25/09 EV Energy Partners LP $63.9 MLP Follow-On (5.5%) 1.6% 17.4%
09/24/09 Hercules Offshore $87.5 OFS Follow-On (1.3%) 7.0% 14.0%
09/23/09 ATP Oil & Gas Corp $98.1 E&P Follow-On (11.0%) (5.9%) 4.3%
09/22/09 Enterprise Products Partners LP $233.5 MLP Follow-On (2.2%) (0.4%) 6.8%
09/15/09 Legacy Reserves LP $52.3 MLP Follow-On (2.6%) 4.7% 13.6%
09/10/09 Penn Virginia GP Hldgs LP $107.0 MLP Follow-On (6.8%) 0.8% 11.4%
09/09/09 Encore Acquisition Co. $102.9 E&P Follow-On (5.1%) (2.5%) 13.7%
08/27/09 Vantage Drilling Company $75.0 OFS Follow-On (3.1%) 3.2% 22.6%
08/13/09 MarkWest Energy Partners LP $115.2 MLP Follow-On (4.7%) 2.6% 0.7%
08/12/09 Vanguard Natural Resources LLC $56.0 MLP Follow-On (5.9%) (1.8%) 2.5%
08/12/09 Petroleum Development Corp $51.8 E&P Follow-On (30.2%) 8.3% 34.2%
08/07/09 Targa Resources Partners LP $94.2 MLP Follow-On (5.5%) 6.4% 7.0%
08/06/09 Plains Exploration & Production Co $414.0 E&P Follow-On (16.4%) 8.3% 13.8%
08/05/09 Petrohawk Energy Corp $571.5 E&P Follow-On 0.0% (1.6%) (5.1%)
08/04/09 Swift Energy Company $114.9 E&P Follow-On (6.1%) 0.7% 5.4%
07/29/09 Tortoise Power & Energy Infra. Fund $137.0 CEF IPO 0.0% 0.0% 0.0%
Source: Dealogic and company filings.

2009 ENERGY EQUITY OFFERINGS (CONTINUED)

Q1-2009
12 TRANSACTIONS
$2.6 Billion Volume
Q2-2009
34 TRANSACTIONS
$6.6 Billion Volume
Pricing Proceeds Deal % Change in Price
Date Issuer ($ mm) Subsector Type File/Offer Offer + 1 Offer + 30
06/29/09 Encore Energy Partners LP $134.8 MLP Follow-On (8.0%) 0.0% 9.8%
06/17/09 Whiting Petroleum Corp $300.0 E&P Convertible (9.5%) (0.7%) 8.3%
06/16/09 McMoRan Exploration Co $83.4 E&P Follow-On 26.1% (22.9%) (18.6%)
06/16/09 McMoRan Exploration Co $75.0 E&P Convertible 26.1% (22.9%) (18.6%)
06/16/09 ONEOK Partners LP $229.0 MLP Follow-On (5.8%) (3.7%) 6.7%
06/15/09 Duncan Energy Partners LP $128.0 MLP Follow-On (11.9%) (1.6%) 11.3%
06/11/09 EV Energy Partners LP $71.4 MLP Follow-On (5.5%) 0.0% (10.3%)
06/11/09 ATP Oil & Gas Corp $72.2 E&P Follow-On (11.0%) (0.1%) (21.2%)
06/10/09 Stone Energy Corp $56.0 E&P Follow-On (4.4%) 11.9% (12.5%)
06/09/09 El Paso Pipeline Partners LP $192.5 MLP Follow-On (6.9%) 0.0% 1.1%
06/09/09 Kinder Morgan Energy Partners LP $296.1 MLP Follow-On (2.2%) (1.2%) (0.6%)
06/05/09 MarkWest Energy Partners LP $60.5 MLP Follow-On (9.0%) 2.0% 1.4%
06/05/09 Western Refining Inc $200.0 R&M Convertible (36.8%) (7.0%) (32.2%)
06/04/09 Western Refining Inc $180.0 R&M Follow-On (36.8%) (5.2%) (30.0%)
06/04/09 Cal Dive International Inc $170.0 OFS Follow-On (15.8%) (3.3%) (9.4%)
06/04/09 Union Drilling Inc $24.8 OFS Follow-On (12.9%) 0.0% (33.3%)
06/04/09 Mariner Energy Inc $145.0 E&P Follow-On (5.4%) 0.1% (30.3%)
06/03/09 Valero Energy Corp $720.0 R&M Follow-On (19.6%) 1.4% (7.2%)
05/20/09 Spectra Energy Partners LP $216.5 MLP Follow-On (5.3%) (4.5%) (5.9%)
05/20/09 Forest Oil Corp $262.3 E&P Follow-On (8.0%) 0.5% (7.6%)
05/19/09 Encore Energy Partners LP $43.1 MLP Follow-On (5.9%) 2.1% (1.3%)
05/19/09 Brigham Exploration Co $99.8 E&P Follow-On (21.2%) 3.6% 30.9%
05/19/09 Penn Virginia Corp $66.5 E&P Follow-On (8.0%) (2.2%) (3.2%)
05/19/09 Gastar Exploration Ltd $14.6 E&P Follow-On (21.6%) 0.0% (5.0%)
05/13/09 GMX Resources Inc $69.0 E&P Follow-On (26.7%) 7.5% 25.8%
05/12/09 Anadarko Petroleum Corp $1,365.0 E&P Follow-On (8.7%) 0.9% 14.2%
05/12/09 Linn Energy LLC $102.8 MLP Follow-On (5.4%) (0.2%) 23.7%
05/07/09 Delta Petroleum Corp $258.8 E&P Follow-On (52.1%) 0.7% 53.3%
05/05/09 Navios Maritime Partners LP $36.1 MLP Follow-On (6.6%) (7.0%) (4.1%)
05/05/09 Holly Energy Partners LP $61.0 MLP Follow-On (6.0%) (2.4%) 16.9%
04/23/09 SandRidge Energy Inc $132.9 E&P Follow-On (6.8%) 5.3% 35.4%
04/22/09 Plains Exploration & Production Co $258.1 E&P Follow-On (9.5%) (2.1%) 29.1%
04/15/09 Energy Transfer Partners LP $367.1 MLP Follow-On (6.0%) (1.5%) 4.9%
04/14/09 Sunoco Logistics Partners LP $111.3 MLP Follow-On (4.2%) (2.3%) 1.6%
03/26/09 Buckeye Partners LP $108.4 MLP Follow-On (4.4%) (1.0%) 3.4%
03/25/09 Teekay LNG Partners LP $70.4 MLP Follow-On (3.5%) (3.5%) (0.6%)
03/24/09 Inergy LP $98.5 MLP Follow-On (4.3%) (2.1%) (0.4%)
03/17/09 Plains All American Pipeline LP $212.2 MLP Follow-On (2.3%) (2.5%) 9.2%
02/27/09 Petrohawk Energy Corp $385.0 E&P Follow-On (5.9%) (2.7%) 9.7%
02/26/09 Kinder Morgan Energy Partners LP $266.0 MLP Follow-On (2.3%) (2.5%) (1.4%)
02/10/09 Spectra Energy Corp $462.1 E&P Follow-On (8.7%) 0.3% (12.2%)
02/03/09 Ferrellgas Partners LP $74.0 MLP Follow-On (4.6%) (1.0%) (12.5%)
01/29/09 Whiting Petroleum Corp $245.1 E&P Follow-On (19.5%) 0.0% (29.3%)
01/22/09 Energy Transfer Partners LP $234.9 MLP Follow-On (3.0%) (2.5%) (3.4%)
01/14/09 SandRidge Energy Inc. $251.9 E&P Convertible (9.7%) 0.0% 23.2%
01/07/09 Enterprise Products Partners LP $235.1 MLP Follow-On (2.2%) (2.2%) 2.7%
Source: Dealogic and company filings.

$1.00
$1.20
$1.40
$1.60
$1.80
$2.00
$2.20
9/24/09 10/24/09 11/24/09 12/24/09 1/24/10 2/24/10 3/24/10
OMNI 10-Day Average 30-Day Average 60-Day Average
10
RECENT PRICE PERFORMANCE
Source: Capital IQ.
OMNI Trading History
Current Stock Price:
Closing Stock Price (3/24/10) 1.78 $
Market Capitalization 37.3
52-Week High 2.56
52-Week Low 1.00
Average Stock Price:
5 Day Average 1.85 $
30 Day Average 1.69
90 Day Average 1.48
1 Year Average 1.89
Average Daily Trading Volume:
5 Day Average 52,180
30 Day Average 68,070
90 Day Average 75,803
1 Year Average 91,425
(Dollars in Millions, Volume and per Share Data in Actuals)

11
TRADING COMPARABLES – SEISMIC SERVICES

Ticker Price % of 52 Equity Enterprise Revenue EBITDA EBIT
Symbol 3/24/10 Week Hig Value Value 2009 2010E 2011E 2009 2010E 2011E 2009 2010E 2011E
ION Geophysical Corporation IO 5.08 $       73.1% 603.0 $     932.9 $     419.8 $     431.5 $     525.0 $     88.7 $       152.9 $     186.0 $     (19.2) $     29.1 $       59.0 $
2.2x 2.2x 1.8x 10.5x 6.1x 5.0x N/M 32.1x 15.8x
Geokinetics Inc. GOK 7.77          34.5% 137.2        595.2        511.0 $     660.7 $     924.2 $     101.9 $     109.7 $     174.1 $     45.0 $       50.2 $       118.0 $
1.2x 0.9x 0.6x 5.8x 5.4x 3.4x 13.2x 11.9x 5.0x
OYO Geospace Corp. OYOG 46.95        93.0% 283.0        278.5        93.3 $       105.6 $     116.1 $     8.1 $         14.7 $       18.2 $       2.8 $         10.1 $       13.7 $
3.0x 2.6x 2.4x N/M N/M 15.3x N/M 27.5x 20.3x
Dawson Geophysical Co. DWSN 30.19        83.9% 236.0        173.1        200.1 $     223.0 $     297.0 $     24.0 $       20.8 $       32.4 $       (2.0) $       (7.1) $       1.8 $
0.9x 0.8x 0.6x 7.2x 8.3x 5.3x N/M N/M N/M
Mitcham Industries Inc.
(a)
MIND 7.70          91.3% 75.6          80.8          54.1 $       50.3 $       45.6 $       0.6 $         20.5 $       22.9 $       (0.5) $       19.3 $       21.7 $
1.5x 1.6x 1.8x N/M 3.9x 3.5x N/M 4.2x 3.7x
Bolt Technology Corp.
(a)
BOLT 10.80        79.7% 93.9          59.1          39.7 $       34.3 $       40.9 $       11.8 $       9.1 $         10.1 $       11.0 $       8.3 $         9.3 $
1.5x 1.7x 1.4x 5.0x 6.5x 5.9x 5.4x 7.1x 6.3x
TGC Industries Inc.
(a)
TGE 4.13          71.8% 75.5          56.5          90.4 $       91.8 $       108.0 $     19.4 $       18.9 $       26.1 $       4.9 $         4.4 $         11.6 $
0.6x 0.6x 0.5x 2.9x 3.0x 2.2x 11.5x 12.9x 4.9x
Summary of Market Multiples:
Maximum 3.0x 2.6x 2.4x 10.5x 8.3x 15.3x 13.2x 32.1x 20.3x
Minimum 0.6  0.6  0.5  2.9  3.0  2.2  5.4  4.2  3.7
Mean 1.5x 1.5x 1.3x 6.3x 5.5x 5.8x 10.0x 15.9x 9.4x
Median 1.5  1.6  1.4  5.8  5.8  5.0  11.5  12.4  5.7
Company
(Dollars in Millions)
Source: Capital IQ, Bloomberg and Wall Street research.
(a) Forward EBITDA estimates unavailable; assumes steady depreciation and amortization expense.

12
TRADING COMPARABLES – OILFIELD SERVICES

Ticker Price % of 52 Equity Enterprise Revenue EBITDA EBIT
Symbol 3/24/10 Week Hig Value Value LTM 2010E 2011E 2009 2010E 2011E 2009 2010E 2011E
Key Energy Services Inc. KEG 10.47 $     90.7% 1,313.3 $  1,846.1 $  1,078.7 $  1,355.1 $  1,646.5 $  120.5 $     240.0 $     331.2 $     (49.0) $     70.0 $       186.0 $
1.7x 1.4x 1.1x 15.3x 7.7x 5.6x N/M 26.4x 9.9x
Complete Production Services, Inc. CPX 11.74        73.1% 911.3        1,485.2     1,056.4 $  1,272.0 $  1,579.1 $  149.6 $     252.0 $     320.2 $     (51.1) $     43.8 $       144.7 $
1.4x 1.2x 0.9x 9.9x 5.9x 4.6x N/M N/M 10.3x
Allis-Chalmers Energy, Inc. ALY 3.92          79.4% 280.1        765.5        506.3 $     584.2 $     665.8 $     75.5 $       116.0 $     159.9 $     (7.0) $       24.6 $       66.3 $
1.5x 1.3x 1.1x 10.1x 6.6x 4.8x N/M 31.1x 11.5x
Basic Energy Services, Inc. BAS 8.73          65.8% 354.9        731.4        526.6 $     619.0 $     740.5 $     32.9 $       81.0 $       126.1 $     (99.7) $     (30.4) $     19.9 $
1.4x 1.2x 1.0x N/M 9.0x 5.8x N/M N/M N/M
Newpark Resources Inc. NR 5.26          89.9% 468.1        580.5        490.3 $     649.8 $     753.3 $     10.5 $       73.0 $       94.9 $       (17.6) $     18.3 $       44.1 $
1.2x 0.9x 0.8x N/M 8.0x 6.1x N/M 31.7x 13.2x
Summary of Market Multiples:
Maximum 1.7x 1.4x 1.1x 15.3x 9.0x 6.1x N/M 31.7x 13.2x
Minimum 1.2  0.9  0.8  9.9  5.9  4.6  N/M 26.4  9.9
Mean 1.4x 1.2x 1.0x 11.8x 7.4x 5.4x N/M 29.7x 11.2x
Median 1.4  1.2  1.0  10.1  7.7  5.6  N/M 31.1  10.9
Company
(Dollars in Millions)
Source: Capital IQ, Bloomberg and Wall Street research.

13 13
PRECEDENT TRANSACTIONS - CORPORATE
NM = not meaningful.
Note: Excludes transactions exceeding $1.0bn and transactions with undisclosed multiple data.
(Dollars in Millions)
Date Announced Acquiror Target Deal Size EV / EBITDA
12/18/09 Toromont Industries Ltd Enerflex Systems Income Fund 506.6 $                                      9.3x
12/11/09 Superior Energy Services, Inc. Hallin Marine Subsea International 160.6                                         4.5
8/7/09 Calfrac Well Services, Ltd. Pure Energy (US Completion Services) 42.8                                           NM
6/1/09 Cameron International Corporation NATCO Group Inc. 737.1                                         10.5
5/29/09 Weatherford International TNK-BP International Limited (Oilfield Services Division) 489.2                                         3.1
11/16/08 Superior Well Services, Inc. Diamondback Energy Holdings, LLC 270.0                                         4.3
5/5/08 First Reserve Corp;  Management;  Schlumberger Ltd Saxon Energy Services Inc 638.1                                         9.3
3/12/08 Castle Harlan, Inc. Anchor Drilling Fluids USA, Inc. 250.0                                         6.3
1/31/08 Pioneer Drilling Company WEDGE Well Services, L.L.C. 303.0                                         5.5
9/20/07 Key Energy Services, Inc. Moncla Well Service, Inc. 145.8                                         3.6
9/4/07 GE Energy Sondex plc 566.9                                         9.2
6/11/07 Helix Energy Solutions Group Inc Horizon Offshore Incorporated 550.2                                         9.3
6/8/07 CorrOcean Arcapita 370.0                                         NM
4/25/07 Solstad Offshore ASA Rem Offshore ASA;  Shareholders 266.1                                         NM
2/22/07 Transfield Services Limited Shareholders 100.0                                         7.2
2/2/07 Trican Well Service Ltd. Liberty Pressure Pumping LP 255.7                                         4.3
1/10/07 Basic Energy Services Inc Parallel Investment Partners 118.0                                         4.9
11/8/06 Complete Production Services, Inc. Pumpco Services, Inc. 207.9                                         4.6
10/26/06 Allis-Chalmers Energy Inc Oil & Gas Rental Services Inc 344.7                                         7.1
10/23/06 National-Oilwell Varco NQL Energy Services 292.0                                         6.9
10/20/06 Complete Production Services Inc Undisclosed (Various) 75.3                                           3.8
10/18/06 Allis-Chalmers Energy Inc. Petro-Rentals, Incorporated 33.6                                           4.5
9/25/06 Superior Energy Services Inc. Warrior Energy 330.2                                         9.2
5/24/06 Leader Energy Services Ltd. Cementrite, Inc. 14.0                                           3.7
12/22/05 Allis-Chalmers Energy Inc Specialty Rentals Tools Incorporated 96.0                                           4.4
10/4/05 Saxon Energy Services Inc Drillers Technology Corporation 59.9                                           6.4
6/30/05 Oceaneering International Incorporated Yellowstone Capital Inc 41.0                                           6.8
10/7/04 Worley Group Ltd Parsons Corp 245.0                                         6.9
5/10/04 ION Geophysical Corp GX Technology Corp 150.0                                         9.5
5/27/03 Patterson-UTI Energy Incorporated TMBR/Sharp Drilling Incorporated 87.3                                           NM
9/26/02 Oil States International Incorporated Applied Hydraulic Systems Inc 26.9                                           5.1
9/9/02 Lone Star Technologies Wheeling Machine Products Inc 38.3                                           4.5
8/1/02 Oil States Industries Inc. Barlow-Hunt Inc 42.8                                           4.3
5/14/02 Key Energy Services, Inc. Q Services, Inc. 187.5                                         6.7
2/26/02 Nabors Industries Ltd Enserco Energy Service Company 295.0                                         4.7
2/20/02 BJ Services OSCA Inc. 416.2                                         NM
All Transactions:
Minimum 14.0 $                                        3.1x
Maximum 737.1 10.5
Mean 243.2 6.1
Median 226.5 5.5
Deals Less than $200mm:
Minimum 14.0 $                                        3.6x
Maximum 187.5 9.5
Mean 83.5 5.3
Median 75.3 4.5